Exhibit 10.2

FINAL EXECUTION VERSION
Loan No. 01-1054558

DEED OF TRUST NOTE

$_____________________September 18, 2006

FOR VALUE RECEIVED COMPANY SUBSIDIARY, a Tennessee limited partnership having an address c/o Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138 ("Maker") promises to pay to the order of CAPMARK BANK, a Utah Industrial Bank f/k/a GMAC Commercial Mortgage Bank, a Utah industrial bank (together with its successors or assigns or any servicers selected by the holder(s) of this Note from time to time in its sole discretion to service the Loan, "Payee"), at one of its principal places of business at 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attn: President, or at such place as the holder hereof may from time to time designate in writing, the principal sum of $________________________________ (the "Loan"), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Interest Rate (as such term is defined in Section 1(a) hereof), and to be paid in installments on the first (1st) day of each calendar month as follows:

(a)  A constant payment of principal and interest in the amount of $_________________________________ (the "Monthly Debt Service Payment Amount"), on the first (1st) day of October, 2006 and on the first day of each of the next succeeding months thereafter (each a "Monthly Payment Date") through and including the Monthly Payment Date immediately prior to the Maturity Date (as defined below); each such constant payment (i) shall be computed based on a three-hundred-sixty (360) day year comprised of twelve (12) months of thirty (30) days each and an amortization schedule of three hundred (300) months and (ii)(A) shall be applied to the payment of interest then due and payable; and (B) the balance applied toward the reduction of the principal sum, except as otherwise provided in the Loan Documents (as hereinafter defined); and

(b)  the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the first (1st) day of October, 2016 (the "Maturity Date"). Interest on the principal sum of this Note (whether under subsection (a) or (b) hereof) shall be calculated on the basis of a three-hundred-sixty (360) day year and shall be charged on the principal balance outstanding from time to time based on a 360-day year comprised of twelve (12) months of thirty (30) days each. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

Maker has the option, effective any time during the term of the Loan, to arrange for the automatic wire transfer on the Monthly Payment Date of the Monthly Debt Service Payment Amount from Maker’s bank account to an account designated by Payee pursuant to the terms and conditions of an automatic payment authorization form.

1. Calculation of Interest; Application of Payments.

(a) The term "Interest Rate" as used in this Note shall mean from the date of this Note through and including the date this Note is paid in full, a rate of Five and Sixty-Five One Hundredths percent (5.65%).

(b) Payments under this Note shall be applied first to the payment of interest and other costs and charges due in connection with this Note or the Debt (as such term is defined in Section 4 hereof), as Payee may determine in its sole discretion, and then to reduction of the outstanding principal balance. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

(c) From and after the date of this Note, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Interest Rate. All of the Debt shall be due and payable on the Maturity Date.

(d) MAKER UNDERSTANDS AND ACKNOWLEDGES THAT THIS NOTE AND THE OTHER LOAN DOCUMENTS DO NOT PROVIDE FOR FULL AMORTIZATION OF THE PRINCIPAL SUM AND, THEREFORE, UPON THE MATURITY DATE OR EARLIER ACCELERATION, A BALLOON PAYMENT OF THE THEN OUTSTANDING BALANCE OF THE PRINCIPAL SUM WILL BE REQUIRED, ALONG WITH PAYMENT IN FULL OF OTHER SUMS DUE HEREUNDER.

2. Security for the Loan.

(a) This Note is secured by: (i) that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of the date hereof from Maker to Payee (the "Deed of Trust") affecting the real property and improvements identified therein (the "Property"); (ii) that certain Assignment of Assignment of Leases, Rents and Profits, affecting the Property and dated as of the date hereof from Maker to Payee (the "Assignment of Assignment"); (iii) that certain Assignment of Leases, Rents and Profits from ENN College Station, L.L.C., a Delaware limited liability company ("ENN") to Maker (the "Assignment"); (iv) an Environmental Indemnity Agreement dated as of the date hereof among Payee, Maker, Equity Inns, Inc., a Tennessee corporation (“Guarantor”) (the "Environmental Agreement"); (v) a Guaranty of Recourse Obligations dated as of the date hereof from Guarantor for the benefit of Payee (the "Guaranty"); (vi) that certain Assignment of Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof from Maker to Payee (the "Assignment of Contract Assignment"); (vii) that certain Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals dated as of the date hereof from ENN to Maker (the "Contract Assignment"); (viii) a Replacement Reserve Agreement dated as of the date hereof from Maker for the benefit of Payee (the "Replacement Reserve"); (ix) a Consent and Subordination Agreement dated as of the date hereof by and between Maker, Payee and Crossroads Hospitality Company, L.L.C., a Delaware limited liability company (the "Consent Subordination Agreement"); (x) a Subordination Agreement dated as of the date hereof by and between Maker, Payee and ENN (the "Subordination Agreement"); (xi) a Completion Guaranty dated as of the date hereof from Guarantor for the benefit of Payee (the “Completion Guaranty”); (xii) and such other documents now or hereafter executed by Maker and/or others and by or in favor of Payee, which wholly or partially secure or guarantee payment of this Note including, without limitation, any collateral assignments, reserve and/or escrow accounts and Uniform Commercial Code Financing Statements (such other documents, collectively, the "Other Security Documents").

(b) As used herein, the term "Loan Documents" means, collectively, this Note, the Deed of Trust, the Assignment, the Assignment of Assignment, the Environmental Agreement, the Guaranty, the Consent Subordination Agreement, the Contract Assignment, the Assignment of Contract Assignment, the Replacement Reserve Agreement, the Repair Escrow Agreement, the Subordination Agreement, the Completion Guaranty, the Other Security Documents and any and all other documents executed in connection with the Loan.

3. Late Charge. If any sum payable under this Note is not paid prior to the tenth (10th) day after the date such payment is due (other than when the entire Debt is due on the Maturity Date or earlier accelerated maturity date), Maker shall pay to Payee on demand an amount equal to the lesser of: (i) five percent (5%) of such overdue and unpaid sum or (ii) the maximum lawful rate of interest permitted on the overdue obligation outstanding for the period for which such amount is overdue, to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such additional amount shall be secured by the Deed of Trust and the other Loan Documents. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

4. Events of Default. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon and all other sums due under the Loan Documents (all such sums, collectively, the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee: (a) if any payment required in this Note is not paid prior to the fifth (5th) day after the date when due or on the Maturity Date; (b) upon the occurrence of any other default under this Note, which continues more than thirty (30) days following written notice thereof from Payee; provided, however, that if the cure of such default cannot reasonably be accomplished within such thirty (30) day period and Maker shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days from Payee's notice of such default so long as Maker diligently and continuously proceeds to cure such default to Payee's satisfaction; or (c) upon the happening of any other Event of Default under and as defined in the Deed of Trust, not cured beyond the applicable cure period (each of the foregoing, an "Event of Default"). In the event that Payee retains counsel to collect the Debt or to protect or foreclose the security provided in connection herewith, Maker also agrees to pay on demand all costs of collection incurred by Payee, including attorneys' fees for the services of counsel whether or not suit is brought. In addition, the prevailing party shall be entitled to recover attorney fees in any suit or action on appeal.

5. Default Rate Interest. Maker does hereby agree that upon the occurrence of an Event of Default, including Maker's failure to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive, and Maker shall pay, interest on the entire outstanding principal balance and any other amounts due at the rate equal to the Interest Rate plus five percent (5%) (the "Default Rate"), but not to exceed the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of the Event of Default until all such Events of Default have been fully cured. The Default Rate interest shall be deemed secured by the Deed of Trust. This provision, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default. The additional payments required under this paragraph shall be in addition to and shall in no way limit any other rights and remedies provided for in this Note, the Deed of Trust or any of the Loan Documents, as well as all other remedies provided by law.

6. Prepayment.

(a) Other than as set forth in Section 7 hereof, and in accordance with Section 68 of the Deed of Trust, Maker shall have no right to prepay all or any portion of the Loan during the period commencing on the date hereof to but not including the Monthly Payment Date which is one (1) month prior to the Maturity Date. From and after one (1) month prior to the Maturity Date, the Loan may be prepaid in whole, but not in part at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid and together with all of Payee's fees and expenses related thereto, without penalty or premium, provided that if a prepayment is made other than on a Monthly Payment Date, Maker shall pay interest on the amount prepaid through and including the last day of the calendar month in which the prepayment occurs. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Maker shall provide not less than thirty (30) days' prior written notice to Payee specifying the Monthly Payment Date (or, if applicable, any other date) on which such prepayment is to occur and indicating the principal amount of this Note to be so prepaid. Except as set forth above, this Note may not be prepaid prior to the Maturity Date; provided, however, upon the earlier of (a) the first (1st) day of the third (3rd) year after the Loan is sold into a securitization, or (b) the first (1st) day of the fourth (4th) year after the Closing Date, and which in each case is at least thirty (30) days prior to the Maturity Date, Maker shall have the right and option to release the Property (as defined in the Deed of Trust) from the lien of the Deed of Trust in accordance with the terms and provisions set forth in Section 68 of the Deed of Trust.

(b) Notwithstanding anything herein to the contrary, no prepayment consideration shall be due in the event that Payee elects to apply the proceeds of a condemnation award or insurance settlement on a Property towards the reduction of the principal balance of this Note pursuant to the terms of the Deed of Trust. At Payee's option, (i) the monthly payments of principal and interest on the Loan shall be reduced to an amount which would amortize the reduced outstanding principal balance of the Loan over the remaining amortization term, or (ii) the monthly payments of principal and interest shall not be modified and the partial prepayment shall be applied to the payments of principal otherwise due on the remaining monthly payment date(s) in inverse order of maturity, and the term of the Loan shall be reduced, if necessary, to reflect the actual Loan amortization schedule as modified by the application of this clause (ii).

7. Repayment Upon Default

If all or any part of the principal amount of this Note is prepaid upon acceleration of the Loan following the occurrence of an Event of Default prior to the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, then, in addition to such principal payment, Maker shall be required to make such payments (the "Yield Maintenance Payments") in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments payable on each Monthly Payment Date in respect of this Note (or the portion of all such interest payments corresponding to the portion of the principal of this Note to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments payable on each Monthly Payment Date in respect of this Note (or the then unpaid portion thereof to be prepaid upon acceleration) assuming the then outstanding principal balance of this Note is paid in full on the Monthly Payment Date which is one (1) month immediately preceding the Maturity Date, discounted monthly at a rate equal to the Treasury Constant Maturity Yield Index and based on a 360-day year of twelve 30-day months minus (ii) the then current outstanding principal amount of this Note (or the then unpaid portion thereof to be prepaid upon acceleration). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section 7 shall be determined in good faith by Payee and shall be conclusive and binding on Maker (absent mani-fest error). For purposes of this Section 7, the amount of this Note (or the portion of the principal of this Note to be prepaid upon acceleration) on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) ("FRB Release") published during the second full week preceding the prepayment date (caused by acceleration of the Loan following the occurrence of an Event of Default) for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Payee shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 or above rounded upward).

8. Limitations on Recourse. (a) Subject to the qualifications set forth in this Section, neither Maker nor Guarantor nor any partner, member, shareholder, officer or director of either of them (collectively, the "Maker Group") shall be personally liable either at law or in equity for the repayment of the Debt or the failure of performance of any other obligation evidenced by the Note or contained in the Deed of Trust or the Other Security Documents, and Payee will satisfy any judgments, orders or decrees on account of the failure to repay such Debt and/or the failure to perform any such obligation, from the Property and any other real or personal property, tangible or intangible, as Maker, Guarantor or any other entity shall have pledged or assigned to secure this Note by any of the Loan Documents, except that Payee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Payee to enforce and realize upon this Note, the Deed of Trust, the Other Security Documents, and the interests in the Property and any other collateral given to Payee pursuant to the Deed of Trust and the Other Security Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker Group only to the extent of Maker Group's interest in the Property and in any other collateral given to Payee. Payee, by accepting this Note, the Deed of Trust and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker Group in any such action or proceeding, under, by reason of or in connection with the Deed of Trust, the Other Security Documents or this Note. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Deed of Trust, the Environmental Agreement, the Guaranty or the Other Security Documents or this Note; (ii) impair the right of Payee to name Maker as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with the Deed of Trust, this Note or the Other Security Documents; (iv) impair the right of Payee to obtain the appointment of a receiver; (v) impair the right of Payee to bring suit with respect to fraud or misrepresentation by Maker or Maker's Group in connection with the Deed of Trust, this Note, the Environmental Agreement, the Guaranty or the Other Security Documents; (vi) affect the validity or enforceability of the Environmental Agreement or limit the liability of Maker or Guarantor thereunder; or (vii) affect the validity or enforceability of the Guaranty or limit the liability of Guarantor thereunder.

(b) Nothing herein shall be deemed to be a waiver of any right which Payee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Deed of Trust or to require that all collateral shall continue to secure all of the debt owing to Payee in accordance with this Note, the Deed of Trust, the Environmental Agreement, the Guaranty and the Other Security Documents.

(c) Notwithstanding the foregoing provisions of this Section or any other provision in the Loan Documents, Maker and Guarantor, jointly and severally, shall be fully liable for and shall indemnify Payee for any or all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Payee (including, without limitation, Payee's attorneys' fees) arising out of or attributable or relating to:

(i) fraud or misrepresentation by Maker's Group or Guarantor in connection with the Loan;

(ii)  the gross negligence or willful misconduct of Maker's Group or Guarantor, their respective agents or employees (not including lessees or property managers), or physical waste of the Property by Maker or Guarantor;

(iii)  the breach of provisions in the Deed of Trust or the Environmental Agreement concerning Environmental Laws, Hazardous Substances and Asbestos (as each such term is defined in the Deed of Trust), and any indemnification of Payee in the Deed of Trust or any other Loan Document with respect to such Environmental Laws, Hazardous Substances and Asbestos;

(iv)  the removal or disposal of any portion of the Property after default under this Note, the Deed of Trust, the Environmental Agreement, the Guaranty or any other Loan Document;

(v)  the misapplication or conversion by Maker or Guarantor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (C) rents, issues, profits, proceeds, accounts or other amounts received by Maker or Guarantor (in the case of clause (C) following an Event of Default under this Note, the Deed of Trust, the Environmental Agreement, the Guaranty or any other Loan Document);

(vi) Maker's failure to pay taxes, assessments, charges for labor or materials or other charges that may result in liens on any portion of the Property; provided, however, that Maker's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Payee forecloses the Deed of Trust or accepts a deed in lieu of foreclosure of the Deed of Trust;

(vii) Maker's failure to pay insurance deductibles or premiums in respect of any insurance required under the Loan Documents to be maintained in respect of the Property; provided, however, that Maker's and Guarantor's liability hereunder shall cease with respect to such amounts incurred from and after such time, if any, that Payee forecloses the Deed of Trust or accepts a deed in lieu of foreclosure of the Deed of Trust;

(viii)  the deductible amount of any insurance maintained in respect of the Property;

(ix)  the costs incurred by Payee (including attorneys' fees) in connection with the collection or enforcement of the Debt;

(x) Maker's failure to make the Property repairs or alterations required under the Loan Documents, including, without limitation, alterations required in order to comply with the Americans With Disabilities Act;

(xi) Maker's failure to permit on-site inspections of the Property or to provide financial reports and information pertaining to the Property as required by the Deed of Trust, unless, in either case, such failure is the result of a good faith error and is cured within ten (10) days after notice;

(xii)  any security deposits or advance deposits collected with respect to the Property which are not delivered to Payee upon a foreclosure of the Property or action in lieu thereof;

(xiii) Maker fails to obtain Payee's written consent to any subordinate financing;

(xiv) Maker's failure to obtain Payee's prior written consent to any transfer of the Property or of any ownership interest in Maker; and

(xv) Maker fails to comply with the provisions of Section 11 of the Deed of Trust pertaining to its single-purpose entity status.

(d) Notwithstanding the foregoing, the agreement of Payee not to pursue recourse liability as set forth in subsection (a) above SHALL BE AND BECOME NULL AND VOID and shall be of no further force or effect if: (i) any financial information concerning Maker or Guarantor provided by Maker or Guarantor or any of their respective employees or agents is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of Maker or such Guarantor; (ii) a voluntary bankruptcy or insolvency proceeding is commenced by Maker or Maker’s managing member/general partner; or (iii) an involuntary bankruptcy or insolvency proceeding is commenced by any party against Maker or Maker’s managing member/general partner and is not unconditionally dismissed within ninety (90) days of filing. Upon the occurrence of any of the foregoing events, Maker and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

(e) Nothing in this Section shall be interpreted or construed to impair, limit the liability of or otherwise affect the terms, conditions, requirements and obligations of Guarantor under the Guaranty or Maker or Guarantor under the Environmental Agreement.

9. No Usury. The provisions of this Note and of all agreements between Maker and Payee, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount contracted for, charged, taken, reserved, paid or agreed to be paid (defined as "Interest” for purposes of this section) to Payee for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever (including, without limitation, the receipt of any late charge or similar amount), performance or fulfillment of any provision hereof or of any agreement between Maker and Payee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Payee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Payee be paid over to Maker, and not to the payment of Interest. All Interest (including any amounts or payments judicially or otherwise under the law deemed to be Interest) contracted for, charged, taken, reserved, paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note including any extensions and renewals hereof until payment in full of the principal balance of this Note so that the Interest thereon for such full term will not exceed at any time the maximum amount permitted by applicable law. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Payee, Maker will provide written notice to Payee, advising Payee in reasonable detail of the nature and amount of the violation, and Payee shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or any other indebtedness then owing by Maker to Payee. To the extent that Payee is relying on Chapter 303, as amended, of the Texas Finance Code to determine the maximum amount of Interest permitted by applicable law on the principal of this Note, Payee will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Payee will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the maximum amount permitted by applicable law. Additionally, to the extent permitted by applicable law now or hereafter in effect, Payee may, at its option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the indebtedness evidenced hereby. This Section 2.3 will control all agreements between Maker and Payee.

10. Transfers Not Permitted. Without the prior written consent of Payee, Maker shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer, or permit the transfer of, directly or indirectly, the Property or ownership interests of Maker or Maker's general partner except for transfers otherwise permitted in the Deed of Trust.

11. Authority. Maker represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Deed of Trust and the other Loan Documents to which it is a party and that this Note, the Deed of Trust and the other Loan Documents constitute valid and binding obligations of Maker.

12. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Deed of Trust directed to the parties at their respective addresses as provided therein.

13. Loan Assumption. The Loan may not be assumed by any third party prior to the first (1st) anniversary of the date hereof. Thereafter, a single transfer of the Property or legal or beneficial interests in the Property or Maker will be allowed, subject to the prior written consent of Payee, by a third party approved by Payee in its reasonable discretion. Any approved assumption shall be subject to delivery to Payee of an (a) assumption agreement, and related certificates, agreements and opinions, in form and substance reasonably acceptable to Payee, delivery of appropriate ratification/assumption agreements and legal opinions; (b) assumption fee equal to one percent (1.0%) of the then unpaid principal balance of the Loan; (c) payment of all costs and expenses incurred by Payee in connection with the assumption; and (d) a written confirmation from all applicable rating agencies selected by Payee that such assumption will not result in a withdrawal, downgrade or qualification of the respective ratings by the applicable rating agencies of any securities in connection with the securitization of the Loan which are then outstanding and in effect immediately prior to such assumption.

14. Governing Law. THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE DEED OF TRUST IS LOCATED, WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES OR OTHERWISE, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

15. Time of Essence. Time is of the essence of each liability and obligation of Maker hereunder.

16. Certain Waivers. To the fullest extent permitted by law, Maker and all guarantors, sureties and endorsers, severally waive all applicable exemption rights, whether under any state constitution, homestead laws or otherwise, and also severally waive diligence, valuation and appraisement, presentment for payment, protest and demand, notice of protest, notice of default, notice of intention to accelerate all sums under the Note or the Loan Documents, notice of acceleration of all sums under the Note or the Loan Documents, demand and dishonor and diligence in collection and nonpayment of this Note and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note (except notice of default and any other notice as specifically provided for in this Note, the Deed of Trust or the Loan Documents). To the fullest extent permitted by law, Maker further waives all benefit that might accrue to Maker by virtue of any present or future laws exempting any Property, or any other property, real or personal, or the proceeds arising from any sale of any such property, from attachment, levy, or sale under execution, or providing for any stay of execution to be issued on any judgment recovered on this Note or in any action to foreclose the Deed of Trust, injunction against sale pursuant to power of sale, exemption from civil process or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue of this Note, or any writ of execution issued thereon, may be sold upon any such writ in whole or in part in any order desired by Payee. In addition, to the extent permitted by applicable law, Maker hereby agrees that Payee may bring separate actions on this Note and on any of the Loan Documents and Maker waives any rights it may have under the law of the state in which any Property is located to object to or raise a defense in any such action regarding such splitting of causes of action. Notwithstanding anything to the contrary contained in this Note or the other Loan Documents, Sections 51.003 through 51.005 of the Texas Property Code are not being waived.

17. Effect of Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any other Loan Document shall impair any right, power or remedy which Payee may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Note or any other Loan Document, nor shall any waiver of any breach or default of Maker hereunder or under any other Loan Document be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Payee would otherwise have.

18. Severability of Provisions. In case any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

19. Successors and Assigns. This Note shall be binding upon and inure to the benefit of Maker, Payee and their respective successors and assigns; provided, however, that, except as specifically provided herein or in the Deed of Trust, Maker may not directly or indirectly, sell, assign or otherwise transfer all or any part of the Property or any interest therein, or any of Maker's rights and obligations under this Note, or take or permit any other action prohibited by the Deed of Trust, without the prior written consent of Payee, which Payee may give or withhold in its absolute discretion.

20. Transfer of Loan. (a) Payee may, at any time, sell, transfer or assign this Note, the Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement. Payee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such securities (collectively, the "Investor") and each prospective Investor, all documents and information which Payee now has or may hereafter acquire relating to Maker, Guarantor and the Property, whether furnished by Maker, Guarantor or otherwise as Payee determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan; provided, however, that Payee shall use reasonable efforts not to unnecessarily disclose Maker's and Guarantor’s confidential information. Maker shall furnish and hereby consents to Payee furnishing to such Investors or such prospective Investors any and all information concerning Maker, Guarantor and the Property as may be reasonably requested by Payee, any Investor or any prospective Investor in connection with any sale, transfer or participation interest.

(b) Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Payee's request, Maker and Guarantor shall provide an estoppel certificate, certifying as to the then true state of facts, to the Investor or any prospective Investor in such form, substance and detail as Payee, such Investor or prospective Investor may require.

21. Securitization and Transfer. Payee may sell the Loan, interests in the Loan, issue securities backed by or evidencing ownership of the Loan in one or more public or private offerings and/or further tranche the Loan or divide the Loan into two or more component parts or notes (as described more fully in Section 22 below) and/or pledge the Loan (or any interest therein) at any time without Maker's or Guarantor’s consent. Maker shall cooperate with Payee in connection with the sale, participation, pledge or the securitization of all or a part of the Loan and obtaining ratings from one or more rating agencies, which cooperation shall include (i) providing additional information regarding the Property, Maker or any of its affiliates or Guarantor, including without limitation, additional appraisals, environmental reports, engineering reports and similar due diligence materials, and updates, verifications and consents with respect to such materials that were delivered on or prior to the Closing Date (as defined in the Deed of Trust), (ii) supplying such documentation, financial statements, and reports that may be required to comply with Regulation S-X of the federal securities law, (iii) making modifications to the Loan Documents or the organizational documents, revisions to existing opinions or supplying additional opinions, (iv) delivering additional Manager and Franchisor estoppel letters, subordination agreements or similar agreements and (v) participating (including senior management of Maker) in meetings and presentations to the rating agencies and prospective investors, provided that no such modification, revision, additional documents, or other action in connection with such cooperation shall materially increase the substantive obligations or materially decrease the substantive rights of Maker or Guarantor pursuant to the Loan Documents. The cost of providing such additional opinions, additional documents, revisions to existing opinions or modifications to the Loan Documents or other actions in connection with such cooperation shall be borne by Payee, except Maker will pay the cost of making reasonable amounts of photocopies and postage. At the request of Payee, Maker shall make such representations and warranties as of the date of the securitization as are customary for Makers to make in securitization transactions, review any factual information or disclosures with respect to the Property, Maker, and its affiliates contained in any private placement memorandum, prospectus, registration statement, or other offering materials relating to any sale or securitization of the Loan, and Maker and its sponsor or parent, as applicable, shall indemnify Payee against any loss or expense incurred as a result of any misstatements or omissions in any written offering material approved by Maker, its general partner or any of their affiliates.

22. Note Structure. Payee shall have the right, in its sole discretion, between the Closing Date and a sale, participation or securitization of the Loan, to require that the Loan be divided into two or more separate (or component) notes, of which the aggregate weighted average coupon rate shall, as of the sale or securitization, equal the initial Interest Rate on the Loan on the Closing Date (adjusted to account for amortization), but each of which may have a different interest rate and a different amortization schedule, which notes may be included in separate transactions, and which notes may be secured by pari-passu or senior/subordinate deeds of trust and security agreements. In no event shall such bifurcation of this Note affect the overall loan economics expected by Maker or Guarantor or alter Maker's or Guarantor’s substantive rights or obligations under the Loan Documents.

23. Remedies Available. The remedies of Payee, as provided herein or in any other Loan Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Payee, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Payee, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release of the same, and any waiver or release with reference to any one event shall not be construed as continuing or as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

24. Maker's Covenants. Maker agrees that (a) the obligation evidenced by this Note is an exempted transaction under the Truth-in-Lending Act, 15 U.S.C. ' 1601, et seq. (1982); (b) said obligation constitutes a business loan within the purview of the law of the state in which the Property is located, for the purpose of the application of any laws that distinguish between consumer loans and business loans and that have as their purpose the protection of consumers in the state in which the Property is located; and (c) it hereby waives any objections to venue.

25. Extension of Time. Maker consents to any extension of time for the payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for Maker's liabilities or obligations hereunder or under any of the other Loan Documents. Any such extension or release may be made without notice to Maker and without discharging Maker's liability.

26. Payee. Reference in this Note to "Payee" shall mean the original Payee hereunder so long as such Payee shall be the holder of this Note and thereafter shall mean any subsequent holder of this Note.

27. WAIVER OF JURY TRIAL. MAKER AND PAYEE EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, THE DEED OF TRUST, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER AND PAYEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. MAKER AND PAYEE EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

28. Submission to Jurisdiction. MAKER AND PAYEE EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OF TEXAS COURT SITTING IN BRAZOS COUNTY OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER BRAZOS COUNTY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE AND HEREBY AGREE NOT TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE FOREGOING COURTS. EITHER MAKER OR PAYEE MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF TEXAS, BRAZOS COUNTY, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER BRAZOS COUNTY AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. MAKER AND PAYEE EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM OR IMPROPER VENUE.

29. Miscellaneous.

(a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

(b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement or other document in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(c) Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.

30. Service of Process. Process in any suit, action or proceeding of the nature referred to in Section 28 hereof may be served in any manner permitted by law and nothing herein shall limit Payee’s right to bring proceedings against Maker in the courts of any other jurisdiction.

31. Tax Identification Number. Maker represents and warrants that its current tax identification number is 20-5440060.

THE WRITTEN LOAN DOCUMENTS TO WHICH MAKER IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Maker has duly executed and delivered this Deed of Trust Note under seal as of the day and year first above written.

MAKER:

COMPANY SUBSIDIARY., a
Tennessee limited partnership

By: Company Subsidiary, a
Tennessee corporation, its
general partner

By:__________________________(SEAL)
Name:________________________
Title:_________________________

PAY TO THE ORDER OF
,
WITHOUT REPRESENTATION OR RECOURSE

CAPMARK BANK

By:
Name:
Title:
Date: